UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2009
ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-33807 (Commission File Number)	26-1232727 (IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 706-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 18, 2009, EchoStar Corporation (“EchoStar”) issued a press release announcing the appointment of Mr. Michael T. Dugan as President and Chief Executive Officer of EchoStar, effective November 17, 2009, succeeding Mr. Charles W. Ergen, who will remain in his role of Chairman of EchoStar’s Board of Directors.
     Mr. Dugan, age 60, serves as a member of EchoStar’s Board of Directors. Mr. Dugan also served as a senior advisor to EchoStar since the spin-off of EchoStar from DISH Network Corporation (“DISH Network”) on January 1, 2008. From May 2004 to December 2007, he was a Director of DISH Network, and served DISH Network alternately as Chief Technical Officer and senior advisor from time to time. Mr. Dugan also served as a Director of DISH Network from May 2002 until May 2003. From April 2000 to May 2004, he was President and Chief Operating Officer of DISH Network. Prior to that time, Mr. Dugan held various positions with DISH Network and its subsidiaries commencing in 1990.
Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Press Release “EchoStar Corporation Names Michael Dugan President and CEO”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: November 18, 2009	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary